Exhibit 99.1

Avalon GloboCare and YOOV, a Leading Business AI Automation Solutions Provider, Enter into Merger Agreement

YOOV Achieves 59.1% Annual Revenue Growth, Reporting Unaudited Revenue of $45.7 Million with Net Income of $3.4 Million for Calendar Year 2024, Versus Unaudited Revenue of $28.7 Million with Net Loss of $2.4 Million for Calendar Year 2023

Upon Consummation of the Merger, Pending Nasdaq Approval, the New Combined Company is Expected to Trade Under the Nasdaq Symbol “YOOV”

FREEHOLD, N.J., March 10, 2025 (GLOBE NEWSWIRE) – Avalon GloboCare Corp. (“Avalon” or the “Company”) (NASDAQ: ALBT), a commercial-stage company dedicated to developing and delivering precision diagnostic consumer products , announced today that it has entered into a definitive merger agreement with YOOV Group Holding Limited (“YOOV”), a leading provider of business artificial intelligence (“AI”) automation solutions. Under the agreement, YOOV will merge with and into Avalon (the “Proposed Merger”). The combined company is expected to operate under the name YOOV, Inc. and expected to continue trading on The Nasdaq Capital Market under the symbol “YOOV”. The transaction is expected to close in the third quarter of 2025. The completion of the Proposed Merger is subject to several conditions, including the approval of the stockholders of Avalon.

YOOV’s highly advanced AIaaS (Artificial Intelligence as a Service) platform is transforming enterprise workflow management, communication, and operational efficiency. The company’s proprietary AIaaS platform makes AI accessible and empowers businesses of all sizes to streamline processes, optimize resources, and improve productivity through intelligent automation. With a strong emphasis on scalability and flexibility, YOOV enables businesses to adapt their platforms to their specific needs, thereby maximizing the impact of automation across various sectors.

Driven by increasing demand for AI-powered business automation, YOOV had unaudited revenue of $45.7 million and net income of $3.4 million for the calendar year ended December 31, 2024, compared to unaudited revenue of $28.7 million and a net loss of $2.4 million for the calendar year ended December 31, 2023. In addition, YOOV had unaudited revenue of $29.6 million and net income of $1.3 million for the fiscal year ended March 31, 2024 compared to unaudited revenue of $21.5 million and a net loss of ($527,403), for the fiscal year ended March 31, 2023..

Dr. David Jin, M.D., Ph.D., CEO of Avalon GloboCare, stated, “We believe this transaction is in the best interest of our shareholders, providing a unique opportunity to unlock value and participate in the future of AI-driven automation. We believe that YOOV’s advanced AI technology, strong market presence, and rapid growth trajectory represent a compelling market opportunity. We believe this merger has the potential to drive innovation, scalability, and long-term shareholder value.”

Phil Wong, Co-Founder and CEO of YOOV, commented, “We believe this merger will provide us with a foundation to accelerate our growth, extend our impact across industries, and strengthen our ability to drive innovation. We look forward to leveraging this opportunity to create lasting value for our respective businesses and shareholders.”

About the Proposed Transaction, Management & Organization

Under the terms of the merger agreement, subject to stockholder approval, on a pro forma basis, post-merger Avalon equityholders are expected to collectively own between approximately 2.5% to 2.2% and YOOV equityholders are expected to collectively own between approximately 97.5%, or 97.8% of the common stock of the combined company on a pro forma basis, depending on the market price of Avalon’s common stock at the time of the completion of the merger.

The merger agreement has been approved by the boards of directors of both companies and is subject to stockholder approval of both companies and other customary closing conditions. The proposed merger is expected to close in the third quarter of 2025.

Following the merger, Phil Wong will become Chairman, Chief Executive Officer, and President. The merger agreement provides that the board of directors of the combined company will be composed of seven members, with five members initially designated by YOOV and two members initially designated by Avalon.

Roth Capital Partners acted as the exclusive financial advisor to Avalon in connection with the merger.

For further information regarding the terms and conditions contained in the Merger Agreement, please see Avalon’s current report on Form 8-K, which was filed with the U.S. Securities and Exchange Commission in connection with the Proposed Merger.

The financial information contained in this press release is unaudited and is based on preliminary internal data of YOOV. In addition, the information for the fiscal years ended March 31, 2023, and March 31, 2024, is subject to completion of YOOV’s audit. This financial information is subject to change and may differ from the final audited financial statements. Avalon and YOOV do not undertake any obligation to update this information, except as required by applicable law. Readers are cautioned not to place undue reliance on this unaudited financial information, as it may not provide a complete or accurate picture of YOOV’s financial condition or results of operations.

About YOOV Group Holding

YOOV is an Artificial Intelligence (AI) as a Service (AIaaS) platform specializing in intelligent business automation, integrating AI, process and data into one platform to make business operations easy, efficient, and effortless. YOOV empowers businesses of all sizes to use AI without the need for extensive resources or technical expertise. By seamlessly integrating robotic process automation (RPA) with advanced AI capabilities, YOOV delivers versatile solutions tailored to meet the diverse needs of various industries. Over the years, YOOV has been growing rapidly with a strong global presence.

Beyond its core AI automation solutions, YOOV extends its offerings into financial and insurance services through its subsidiaries, YOOV Capital Limited and YOOV Insurance Services Limited. These subsidiaries leverage YOOV’s commercial data insights to provide credit evaluation and insurance brokerage services, further enhancing the YOOV ecosystem and delivering added value to clients.

For more information about YOOV, please visit www.yoov.com.

About Avalon GloboCare Corp.

Avalon GloboCare Corp. (NASDAQ: ALBT) is a commercial-stage company dedicated to developing and delivering precision diagnostic consumer products. Avalon is currently marketing the Keto Air breathalyzer device and plans to develop additional diagnostic uses of the breathalyzer technology. In addition, the company owns and operates commercial real estate. For more information about Avalon GloboCare, please visit www.avalon-globocare.com.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”).

Additional Information About the Proposed Merger for Investors and Shareholders

In connection with the Proposed Merger, Avalon will file a Registration Statement on Form S-4, which will include a document that serves as a prospectus and proxy statement of Avalon (the “proxy statement/prospectus”), and Avalon will file other documents regarding the Proposed Merger with the SEC. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING THE PROPOSED MERGER. A definitive proxy statement/prospectus will be sent to Avalon’s stockholders. Investors and security holders will be able to obtain these documents (when available) free of charge from the SEC’s website at www.sec.gov. In addition, investors and stockholders should note that Avalon communicates with investors and the public using its website (https://www.avalon-globocare.com), the investor relations website (https://www.avalon-globocare.com/investors) where anyone will be able to obtain free copies of the proxy statement/prospectus and other documents filed by Avalon with the SEC, and stockholders are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the Proposed Merger.

Participants in the Solicitation

Avalon, YOOV and their respective directors and executive officers and other members of management and employees and certain of their respective significant stockholders may be deemed to be participants in the solicitation of proxies from Avalon and YOOV stockholders in respect of the Proposed Merger. Information about Avalon’s directors and executive officers is available in Avalon’s Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on April 15, 2024. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holding or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Proposed Merger when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the SEC and Avalon as indicated above.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by terminology such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “project,” “plan,” “expect,” “goal,” “seek,” “future,” “likely” or the negative or plural of these words or similar expressions. These statements are only predictions. Avalon and YOOV have based these forward-looking statements largely on their then-current expectations and projections about future events, as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond each of Avalon’s and YOOV’s control, and actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) the risk that the conditions to the closing or consummation of the Proposed Merger are not satisfied, including the failure to obtain stockholder approval for the Proposed Merger; (ii) uncertainties as to the timing of the consummation of the Proposed Merger and the ability of each of Avalon and YOOV to consummate the transactions contemplated by the Proposed Merger; (iii) (iii) risks related to Avalon’s and YOOV’s ability to correctly estimate their respective operating expenses and expenses associated with the Proposed Merger, as applicable, as well as uncertainties regarding the impact any delay in the closing would have on the anticipated cash resources of the resulting combined company upon closing and other events and unanticipated spending and costs that could reduce the combined company’s cash resources; (iv) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Proposed Merger by either Avalon or YOOV; (v) the effect of the announcement or pendency of the Proposed Merger on Avalon’s or YOOV’s business relationships, operating results and business generally; (vi) costs related to the Proposed Merger; (vii) the outcome of any legal proceedings that may be instituted against Avalon, YOOV, or any of their respective directors or officers related to the Merger Agreement or the transactions contemplated thereby; (vii) the ability of Avalon or YOOV to protect their respective intellectual property rights; (viii) competitive responses to the Proposed Merger; (ix) unexpected costs, charges or expenses resulting from the Proposed Merger; (x) whether the combined business of YOOV and Avalon will be successful; (xi) legislative, regulatory, political and economic developments; and (xii) additional risks described in the “Risk Factors” section of Avalon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. filed with the SEC and in subsequent filings with the SEC. Additional assumptions, risks and uncertainties are described in detail in Avalon’s registration statements, reports and other filings with the SEC, which are available on Avalon’s website, and at www.sec.gov. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Neither Avalon nor YOOV can assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. Except as required by applicable law or regulation, Avalon and YOOV undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement.

Contact Information:

Avalon GloboCare Corp.

4400 Route 9, Suite 3100

Freehold, NJ 07728

PR@Avalon-GloboCare.com

Investor Relations:

Crescendo Communications, LLC

Tel: (212) 671-1020 Ext. 304

albt@crescendo-ir.com

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